CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 68 under the Securities Act of 1933 and Amendment No. 70 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Pilgrim Mutual Funds (formerly Nicholas-Applegate Mutual Funds), and to the incorporation by reference therein of our report dated May 7, 1999, with respect to the financial statements and financial highlights of Pilgrim Mutual Funds, included in its Annual Report for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP



Los Angeles, California
May 24, 1999